Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Gurpartap Singh Basrai, President, Director,  President, Chief Executive and Operating Officer, Treasurer, and Secretary of Tundra Gold Corp. (the “Company”) certifies, under the standards set forth and solely for the purposes of 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Annual Report on Form 10-K of the Company for the year ended April 30, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange  Act of 1934 and information contained in that Form 10-K fairly presents, in all material respects, the financial condition and  results  of operations of the Company.

Dated: July 29, 2011

By: /s/ Gurpartap Singh Basrai
Name: Gurpartap Singh Basrai
Title: Director, President, Chief Executive Officer,
Chief Operating Officer, Treasurer, and Secretary
(Principal Executive, Financial & Accounting Officer)